Exhibit 99.1

Devon Energy Corporation 333 West Sheridan Avenue Oklahoma City, OK 73102-5015

NEWS RELEASE

Devon Energy Reports Second-Quarter 2017 Results

OKLAHOMA CITY – Aug. 1, 2017 – Devon Energy Corp. (NYSE: DVN) today reported operational and financial results for the second quarter of 2017. Also included within the release is the company’s guidance outlook for the third quarter and full-year 2017.

Highlights

•	Oil production from U.S. resource plays exceeds guidance

•	Operational momentum builds with high-rate wells in STACK and Delaware Basin

•	Efficiencies drive 2017 capital outlook $100 million lower

•	Free cash flow generation increases cash balances to $2.4 billion

•	Divestiture program advances with $340 million of asset sales

“Devon achieved another high-quality operating performance in the second quarter, building operational momentum in our U.S. resource plays and accelerating efficiency gains across our portfolio,” said Dave Hager, president and CEO. “These successful efforts resulted in record-setting well results that drove our U.S. oil production above guidance expectations with a capital investment that was 17 percent below our budget year to date. As a result of this strong capital efficiency, we are lowering our full-year capital outlook by $100 million and, importantly, we have not made any changes to our planned activity levels in 2017.

“Given our advantaged asset base and ability to deliver best-in-class well results, we remain well positioned to deliver value and returns on our capital investments as we navigate industry conditions,” said Hager. “With our ability to deliver attractive returns in this environment, our top strategic priorities are to maintain operational momentum in our U.S. resource plays, organically fund our capital investment and further improve our investment-grade financial strength.”

STACK and Delaware Basin Drive U.S. Oil Production Beat

Devon’s net production averaged 536,000 oil-equivalent barrels (Boe) per day during the second quarter of 2017, exceeding midpoint guidance by 6,000 Boe per day. Of this total, oil production accounted for the largest component of the company’s product mix at 44 percent of total volumes.

The majority of Devon’s production was attributable to its U.S. resource plays, which averaged 412,000 Boe per day. This performance was highlighted by 8 percent production growth from the company’s STACK and Delaware Basin assets compared to the previous quarter, driving light-oil production in the U.S. above the top end of guidance to an average of 116,000 barrels per day.

Recent drilling activity from the company’s U.S. operations was highlighted by nine high-rate development wells in the STACK and Delaware Basin that achieved initial 30-day rates averaging nearly 2,000 Boe per day.

Best-In-Class Well Productivity

These high-rate development wells showcase Devon’s asset quality and outstanding execution that has generated best-in-class well productivity in North America. Based on publicly available data over the past year, Devon’s 90-day production rates from new wells have achieved the highest rates of any operator and the company’s well productivity has improved by more than 450 percent since 2012 (see page 6 of Q2 Operations Report for more detail).

Strong Exit Rates Build Momentum into 2018

Based on strong results year to date, Devon is firmly on track to achieve its full-year 2017 production targets. Importantly, based on accelerated activity levels in the second half of 2017, the company projects U.S. oil production to exit the year at a rate of 18 to 23 percent higher than the fourth quarter of 2016.

This strong production growth over the remainder of 2017 is driven by the company’s focused capital program in the STACK and Delaware Basin where 90 percent of its U.S. rig activity is allocated. Combined, these two franchise growth assets are expected to advance production by greater than 30 percent by the end of 2017 compared to the same period a year ago. With this strong growth in higher-margin production, liquids volumes are now projected to reach approximately 65 percent of Devon’s product mix by year-end.

In the third quarter, Devon expects total companywide oil production to range between 234,000 and 244,000 barrels per day. A maintenance event at Jackfish 2, completed over a three-week period in July, is expected to curtail production by approximately 15,000 barrels per day in the third quarter.

Lowering 2017 Capital Outlook by $100 Million

In the first half of 2017, the company’s E&P capital expenditures have been 17 percent below the midpoint of guidance, or 39 percent of the full-year budget. This strong performance has been driven by drilling and completion efficiency gains in the STACK and Delaware Basin combined with innovative supply chain initiatives that have completely offset industry inflation year to date.

Due to these positive operating trends, Devon now expects E&P capital investment to range from $1.9 billion to $2.2 billion in 2017, a $100 million decrease compared to previous guidance. With this updated outlook, the company has not made any changes to its planned activity levels in 2017 and is on track to increase to approximately 20 rigs by the end of 2017.

Second-Quarter 2017 Operations Report

For additional details regarding well results and other information about Devon’s E&P operations, please refer to the company’s second-quarter 2017 operations report at www.devonenergy.com. Highlights from the report include:

•	STACK production advances 20 percent year to date

•	Record Meramec well reaches 6,000 Boe per day

•	High-rate oil wells jump-start growth in Delaware Basin

•	Resource potential expands in Wolfcamp and Woodford plays

•	Powder River Basin delivers strong appraisal wells

Midstream Business Positioned to Achieve Double-Digit Growth in 2017

The company’s midstream business generated $224 million of operating profit in the second quarter, an 8 percent increase compared to the first quarter of 2017. This growth was driven entirely by Devon’s strategic investment in EnLink Midstream. Devon expects its midstream operating profits to advance to a range of $900 million to $950 million in 2017. Based on midpoint guidance, this estimate represents a 10 percent increase compared to 2016.

Devon has a 64 percent ownership in EnLink’s general partner (NYSE: ENLC) and a 23 percent interest in the limited partner (NYSE: ENLK). In aggregate, the company’s ownership in EnLink has a market value of approximately $3.6 billion and is expected to generate cash distributions of approximately $270 million annually.

Significant Operating Cost Improvement by Year-End

Devon’s cost-reduction initiatives are expected to achieve $1.4 billion of annualized operating and general and administrative expenses (G&A) savings in 2017. Lease operating expenses (LOE), the company’s largest field-level cost, totaled $399 million or $8.18 per Boe in the second quarter. Of this amount, $20 million was related to costs associated with maintenance work at Jackfish 3.

Looking ahead, the company projects its per-unit LOE to improve 5 to 10 percent by year-end compared to second-quarter results. This per-unit improvement is driven by the combination of higher production rates from the company’s resource plays and lower operating costs in Canada.

The company also is effectively managing its G&A cost structure. Overhead expenses declined to $164 million in the second quarter, a 9 percent improvement compared to the first quarter. This result was $21 million below the bottom end of the company’s guidance range. Savings were driven by lower employee-related costs.

Higher-Margin Production Expands Operating Cash Flow 135 Percent

Devon’s operating cash flow totaled $810 million in the second quarter compared to $345 million in the year-ago quarter. This 135 percent increase in operating cash flow year over year was attributable to higher commodity prices and an improved cost structure.

Devon’s reported net earnings totaled $425 million or $0.80 per diluted share in the second quarter. Adjusting for items that securities analysts typically exclude from their published estimates, the company’s core earnings totaled $177 million or $0.34 per diluted share.

Free Cash Flow Generation Increases Cash Balances to $2.4 Billion

In the second quarter, the company’s upstream operations fully funded its capital requirements and generated free cash flow, which helped increase Devon’s cash balances by $250 million to $2.4 billion at the end of June.

In addition to the company’s strong liquidity and investment-grade ratings, Devon’s financial position is further bolstered by its attractive hedge position. The company currently has approximately 55 percent of its estimated oil and gas production protected for the second half of 2017 at above-market prices and is in the process of accumulating additional hedges in 2018. This disciplined, risk-management program consists of systematic hedges added on a quarterly basis and discretionary hedges that take advantage of favorable market conditions.

Divestiture Program Achieves $340 Million of Asset Sales

The company’s financial strength will be further enhanced by proceeds from its previously announced $1 billion divestiture program. In aggregate, Devon’s divestiture program will include approximately 35,000 Boe per day (approximately 30 percent liquids) from select leasehold positions within the Barnett Shale and the Eagle Ford, along with other minor non-core properties across the U.S.

In July, Devon took an important step toward its divestiture goal by announcing the sale of its non-core Lavaca County assets in the Eagle Ford for $205 million, which is expected to close by the end of 2017. Combined with other minor asset sales, Devon now has sold $340 million of assets or roughly one-third of its divestiture target.

Efforts to monetize Devon’s Johnson County properties in the Barnett Shale are also progressing. The Johnson County assets represent approximately 20 percent of the company’s net production and cash flow generated from its Barnett Shale position. Devon is actively marketing these assets and expects to complete its $1 billion non-core divestiture program over the next year.

Non-GAAP Reconciliations

Pursuant to regulatory disclosure requirements, Devon is required to reconcile non-GAAP (generally accepted accounting principles) financial measures to the related GAAP information. Core earnings and core earnings per share referenced within the commentary of this release are non-GAAP financial measures. Reconciliations of these and other non-GAAP measures are provided within the tables of this release.

Conference Call Webcast and Supplemental Earnings Materials

Please note that as soon as practicable today, Devon will post an operations report to its website at www.devonenergy.com. The company’s second-quarter conference call will be held at 10 a.m. Central (11 a.m. Eastern) on Wednesday, Aug. 2, 2017, and will serve primarily as a forum for analyst and investor questions and answers.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (SEC). Such statements include those concerning strategic plans, expectations and objectives for future operations, and are often identified by use of the words “expects,” “believes,” “will,” “would,” “could,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding our business and operations are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to: the volatility of oil, gas and NGL prices; uncertainties inherent in estimating oil, gas and NGL reserves; the extent to which we are successful in acquiring and discovering additional reserves; the uncertainties, costs and risks involved in exploration and development activities; risks related to our hedging activities; counterparty credit risks; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters; risks relating to our indebtedness; our ability to successfully complete mergers, acquisitions and divestitures; the extent to which insurance covers any losses we may experience; our limited control over third parties who operate our oil and gas properties; midstream capacity constraints and potential interruptions in production; competition for leases, materials, people and capital; cyberattacks targeting our systems and infrastructure; and any of the other risks and uncertainties identified in our Form 10-K and our other filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential, potential locations, risked and unrisked locations, estimated ultimate recovery (or EUR), exploration target size and other similar terms. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosure in our Form 10-K, available at www.devonenergy.com. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

About Devon Energy

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on a balanced portfolio. The company is the second-largest oil producer among North American onshore independents. For more information, please visit www.devonenergy.com.

Investor Contacts	Media Contact
Scott Coody, 405-552-4735	John Porretto, 405-228-7506
Chris Carr, 405-228-2496

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION NET OF ROYALTIES

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Oil and bitumen (MBbls/d)
U. S.	116	123	119	132
Heavy Oil	122	121	130	124

Retained assets	238	244	249	256
Divested assets	—	15	—	16

Total	238	259	249	272

Natural gas liquids (MBbls/d)
U. S.	97	110	97	113
Divested assets	—	21	—	21

Total	97	131	97	134

Gas (MMcf/d)
U. S.	1,194	1,293	1,200	1,322
Heavy Oil	14	28	18	22

Retained assets	1,208	1,321	1,218	1,344
Divested assets	—	206	—	210

Total	1,208	1,527	1,218	1,554

Oil equivalent (MBoe/d)
U. S.	412	448	417	465
Heavy Oil	124	126	133	127

Retained assets	536	574	550	592
Divested assets	—	70	—	73

Total	536	644	550	665

KEY OPERATING STATISTICS BY REGION

	Quarter Ended June 30, 2017
	Avg. Production	Gross Wells	Operated Rigs at
	(MBoe/d)	Drilled	June 30, 2017
STACK	105	46	7
Delaware Basin	56	29	6
Eagle Ford(1)	63	1	2
Heavy Oil	124	18	1
Barnett Shale	155	—	—
Rockies Oil	18	3	2
Other assets	15	5	—

Total	536	102	18

(1)	Includes partner rig.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION TREND

	2016			2017
	Quarter 2	Quarter 3	Quarter 4	Quarter 1	Quarter 2
Oil and bitumen (MBbls/d)
STACK	19	21	19	21	25
Delaware Basin	36	31	29	30	30
Eagle Ford	41	33	34	48	36
Heavy Oil	121	137	139	138	122
Barnett Shale	1	1	1	1	1
Rockies Oil	15	11	11	13	13
Other assets	11	11	11	10	11

Retained assets	244	245	244	261	238
Divested assets	15	6	—	—	—

Total	259	251	244	261	238

Natural gas liquids (MBbls/d)
STACK	30	23	21	26	31
Delaware Basin	13	12	10	10	10
Eagle Ford	17	13	11	15	11
Barnett Shale	46	44	43	43	42
Rockies Oil	1	1	1	1	1
Other assets	3	3	4	3	2

Retained assets	110	96	90	98	97
Divested assets	21	8	—	—	—

Total	131	104	90	98	97

Gas (MMcf/d)
STACK	289	292	284	287	298
Delaware Basin	99	92	89	88	96
Eagle Ford	103	85	90	119	96
Heavy Oil	28	18	18	23	14
Barnett Shale	757	730	710	683	675
Rockies Oil	31	19	17	15	17
Other assets	14	13	13	13	12

Retained assets	1,321	1,249	1,221	1,228	1,208
Divested assets	206	75	—	—	—

Total	1,527	1,324	1,221	1,228	1,208

Oil equivalent (MBoe/d)
STACK	97	92	88	95	105
Delaware Basin	65	59	54	54	56
Eagle Ford	76	61	60	83	63
Heavy Oil	126	140	141	141	124
Barnett Shale	173	166	163	158	155
Rockies Oil	21	16	15	17	18
Other assets	16	16	16	15	15

Retained assets	574	550	537	563	536
Divested assets	70	27	—	—	—

Total	644	577	537	563	536

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES

(average prices)	Quarter 2		June YTD
	2017	2016	2017	2016
Oil ($/Bbl) - West Texas Intermediate (Cushing)	$48.32	$45.54	$50.16	$39.60
Natural Gas ($/Mcf) - Henry Hub	$3.19	$1.95	$3.25	$2.02

REALIZED PRICES	Quarter Ended June 30, 2017
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)	Gas (Per Mcf)	Total (Per Boe)
United States	$46.65	$13.26	$2.50	$23.58
Canada	$29.05	N/M	N/M	$28.50

Realized price without hedges	$37.63	$13.26	$2.50	$24.72
Cash settlements	$0.29	$(0.03)	$0.04	$0.22

Realized price, including cash settlements	$37.92	$13.23	$2.54	$24.94

	Quarter Ended June 30, 2016
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)	Gas (Per Mcf)	Total (Per Boe)
United States	$41.56	$10.14	$1.40	$17.68
Canada	$22.53	N/M	N/M	$21.85

Realized price without hedges	$32.64	$10.14	$1.40	$18.50
Cash settlements	$(2.57)	$(0.25)	$0.24	$(0.53)

Realized price, including cash settlements	$30.07	$9.89	$1.64	$17.97

	Year Ended June 30, 2017
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)	Gas (Per Mcf)	Total (Per Boe)
United States	$48.18	$14.36	$2.59	$24.72
Canada	$27.60	N/M	N/M	$27.03

Realized price without hedges	$37.48	$14.36	$2.59	$25.28
Cash settlements	$0.39	$(0.02)	$—	$0.19

Realized price, including cash settlements	$37.87	$14.34	$2.59	$25.47

	Year Ended June 30, 2016
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)	Gas (Per Mcf)	Total (Per Boe)
United States	$34.70	$8.46	$1.47	$15.89
Canada	$15.71	N/M	N/M	$15.33

Realized price without hedges	$26.05	$8.46	$1.47	$15.78
Cash settlements	$(1.23)	$(0.13)	$0.18	$(0.10)

Realized price, including cash settlements	$24.82	$8.33	$1.65	$15.68

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Oil, gas and NGL sales	$1,206	$1,085	$2,515	$1,910
Oil, gas and NGL derivatives	126	(142)	358	(109)
Marketing and midstream revenues	1,927	1,545	3,937	2,813
Asset dispositions and other	14	—	10	—

Total revenues and other	3,273	2,488	6,820	4,614

Lease operating expenses	399	416	785	860
Marketing and midstream operating expenses	1,703	1,338	3,506	2,404
General and administrative expenses	164	147	345	341
Production and property taxes	71	75	156	153
Depreciation, depletion and amortization	381	484	762	1,026
Asset impairments	—	1,497	7	4,532
Restructuring and transaction costs	—	24	—	271
Other operating items	13	4	11	24

Total operating expenses	2,731	3,985	5,572	9,611

Operating income (loss)	542	(1,497)	1,248	(4,997)
Net financing costs	116	163	243	327
Other nonoperating items	(32)	85	(51)	106

Earnings (loss) before income taxes	458	(1,745)	1,056	(5,430)
Income tax expense (benefit)	7	(182)	26	(399)

Net earnings (loss)	451	(1,563)	1,030	(5,031)
Net earnings (loss) attributable to noncontrolling interests	26	7	40	(405)

Net earnings (loss) attributable to Devon	$425	$(1,570)	$990	$(4,626)

Net earnings (loss) per share attributable to Devon:
Basic	$0.81	$(3.04)	$1.88	$(9.33)
Diluted	$0.80	$(3.04)	$1.87	$(9.33)
Weighted average common shares outstanding:
Basic	526	524	525	502
Diluted	529	524	528	502

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net earnings (loss)	$451	$(1,563)	$1,030	$(5,031)
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation, depletion and amortization	381	484	762	1,026
Asset impairments	—	1,497	7	4,532
Gains on asset sales	(11)	—	(7)	—
Deferred income tax benefit	(5)	(179)	(6)	(386)
Commodity derivatives	(126)	142	(358)	109
Cash settlements on commodity derivatives	11	(16)	19	3
Other derivatives and financial instruments	16	81	7	308
Cash settlements on other derivatives and financial instruments	2	(28)	—	(151)
Asset retirement obligation accretion	14	20	31	39
Share-based compensation	43	32	89	140
Other	(49)	36	(49)	(158)
Net change in working capital	72	(143)	87	71
Change in long-term other assets	9	(40)	10	13
Change in long-term other liabilities	2	22	22	(5)

Net cash from operating activities	810	345	1,644	510

Cash flows from investing activities:
Capital expenditures	(721)	(489)	(1,468)	(1,238)
Acquisitions of property, equipment and businesses	(13)	(11)	(33)	(1,638)
Proceeds from sale of investment	—	—	190	—
Divestitures of property and equipment	76	191	114	209
Other	(1)	(26)	(4)	(27)

Net cash from investing activities	(659)	(335)	(1,201)	(2,694)

Cash flows from financing activities:
Borrowings of long-term debt, net of issuance costs	982	450	1,795	846
Repayments of long-term debt	(798)	(290)	(1,385)	(549)
Payment of installment payable	—	—	(250)	—
Net short-term debt repayments	—	—	—	(626)
Issuance of common stock	—	—	—	1,469
Issuance of subsidiary units	17	49	72	776
Dividends paid on common stock	(33)	(33)	(65)	(158)
Contributions from noncontrolling interests	8	3	29	6
Distributions to noncontrolling interests	(82)	(74)	(163)	(147)
Shares traded for tax withholdings	(3)	(10)	(64)	(28)
Other	—	(5)	(2)	(6)

Net cash from financing activities	91	90	(33)	1,583

Effect of exchange rate changes on cash	8	(12)	—	14

Net change in cash and cash equivalents	250	88	410	(587)
Cash and cash equivalents at beginning of period	2,119	1,635	1,959	2,310

Cash and cash equivalents at end of period	$2,369	$1,723	$2,369	$1,723

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS
(in millions)	June 30,	December 31,
	2017	2016
Current assets:
Cash and cash equivalents	$2,369	$1,959
Accounts receivable	1,248	1,356
Assets held for sale	—	193
Other current assets	469	264

Total current assets	4,086	3,772

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	77,326	75,648
Not subject to amortization	3,048	3,437

Total oil and gas	80,374	79,085
Midstream and other	10,908	10,455

Total property and equipment, at cost	91,282	89,540
Less accumulated depreciation, depletion and amortization	(74,460)	(73,350)

Property and equipment, net	16,822	16,190

Goodwill	3,964	3,964
Other long-term assets	1,942	1,987

Total assets	$26,814	$25,913

Current liabilities:
Accounts payable	$692	$642
Revenues and royalties payable	949	908
Other current liabilities	891	1,066

Total current liabilities	2,532	2,616

Long-term debt	10,558	10,154
Asset retirement obligations	1,078	1,226
Other long-term liabilities	657	894
Deferred income taxes	659	648
Stockholders’ equity:
Common stock	53	52
Additional paid-in capital	7,211	7,237
Accumulated deficit	(656)	(1,646)
Accumulated other comprehensive earnings	291	284

Total stockholders’ equity attributable to Devon	6,899	5,927
Noncontrolling interests	4,431	4,448

Total stockholders’ equity	11,330	10,375

Total liabilities and stockholders’ equity	$26,814	$25,913

Common shares outstanding	526	523

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions)	Quarter Ended June 30, 2017
	Devon U.S. & Canada	EnLink	Eliminations	Total
Oil, gas and NGL sales	$1,206	$—	$—	$1,206
Oil, gas and NGL derivatives	126	—	—	126
Marketing and midstream revenues	833	1,264	(170)	1,927
Asset dispositions and other	9	5	—	14

Total revenues and other	2,174	1,269	(170)	3,273

Lease operating expenses	399	—	—	399
Marketing and midstream operating expenses	849	1,024	(170)	1,703
General and administrative expenses	133	31	—	164
Production and property taxes	59	12	—	71
Depreciation, depletion and amortization	244	137	—	381
Other operating items	22	(9)	—	13

Total operating expenses	1,706	1,195	(170)	2,731

Operating income	468	74	—	542
Net financing costs	77	39	—	116
Other nonoperating items	(30)	(2)	—	(32)

Earnings before income taxes	421	37	—	458
Income tax expense	3	4	—	7

Net earnings	418	33	—	451
Net earnings attributable to noncontrolling interests	—	26	—	26

Net earnings attributable to Devon	$418	$7	$—	$425

OTHER KEY STATISTICS
(in millions)	Quarter Ended June 30, 2017
	Devon U.S. & Canada	EnLink	Eliminations	Total
Cash flow statement related items:
Operating cash flow	$658	$152	$—	$810
Divestitures of property and equipment	$75	$1	$—	$76
Capital expenditures	$(505)	$(216)	$—	$(721)
Debt activity, net	$—	$184	$—	$184
EnLink distributions received (paid)	$67	$(149)	$—	$(82)
Issuance of subsidiary units	$—	$17	$—	$17
Balance sheet statement items:
Net debt (1)	$4,503	$3,686	$—	$8,189

(1)	Net debt is a non-GAAP measure. For a reconciliation of the comparable GAAP measure, see “Non-GAAP Financial Measures” later in this release.

CAPITAL EXPENDITURES
(in millions)
	Quarter Ended June 30, 2017	Six Months Ended June 30, 2017
Exploration and development capital	$430	$853
Land and other acquisitions	10	30

Exploration and production (E&P) capital	440	883
Capitalized G&A and interest	73	149
Other	26	40

Devon capital expenditures (1)	$539	$1,072

(1)	Excludes $218 million and $466 million attributable to EnLink for the second quarter and first six months of 2017, respectively.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

CORE EARNINGS

Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. Accordingly, the company also uses the measures of core earnings and core earnings per share attributable to Devon. Devon believes these non-GAAP measures facilitate comparisons of its performance to earnings estimates published by securities analysts. Devon also believes these non-GAAP measures can facilitate comparisons of its performance between periods and to the performance of its peers. The following table summarizes the effects of these items on second-quarter 2017 earnings.

(in millions, except per share amounts)	Quarter Ended June 30, 2017
	Before-tax	After-tax	After Noncontrolling Interests	Per Diluted Share
Earnings attributable to Devon (GAAP)	$458	$451	$425	$0.80
Adjustments:
Fair value changes in financial instruments and foreign currency	(148)	(109)	(109)	(0.21)
Deferred tax asset valuation allowance	—	(128)	(128)	(0.23)
Gains and losses on asset sales	(11)	(9)	(7)	(0.01)
Early retirement of debt	(9)	(7)	(4)	(0.01)

Core earnings attributable to Devon (Non-GAAP)	$290	$198	$177	$0.34

NET DEBT

Devon defines net debt as debt less cash and cash equivalents and net debt attributable to the consolidation of EnLink Midstream as presented in the following table. Devon believes that netting these sources of cash against debt and adjusting for EnLink net debt provides a clearer picture of the future demands on cash from Devon to repay debt.

(in millions)	June 30, 2017
	Devon U.S. & Canada	EnLink	Devon Consolidated
Total debt (GAAP)	$6,861	$3,697	$10,558
Less cash and cash equivalents	(2,358)	(11)	(2,369)

Net debt (Non-GAAP)	$4,503	$3,686	$8,189

UPSTREAM CASH FLOW

Devon defines upstream cash flow as cash flow from operations less EnLink cash flow from operations, less cash flow from divested assets and debt repayments, plus distributions received from EnLink. Devon believes upstream cash flow is relevant because it provides a clearer picture of cash flow generation ability from Devon’s retained upstream assets and its investment in EnLink.

(in billions)
Year Ended December 31, 2016
Consolidated cash flow from operations (GAAP)	$1.8
Less: EnLink cash flow from operations	0.7

Devon cash flow from operations	1.1
Less: cash flow from divested assets	0.2
Less: cash flow associated with debt repayments	0.3
Add: EnLink distributions received	0.3

Upstream cash flow (Non-GAAP)	$0.9

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

PRODUCTION GUIDANCE

	Quarter 3		Full Year
	Low	High	Low	High
Oil and bitumen (MBbls/d)
U.S.	117	122	119	123
Heavy Oil	117	122	130	135

Total	234	244	249	258

Natural gas liquids (MBbls/d)
Total	96	101	95	100
Gas (MMcf/d)
U.S.	1,160	1,190	1,160	1,200
Heavy Oil	13	15	14	16

Total	1,173	1,205	1,174	1,216

Oil equivalent (MBoe/d)
U.S.	407	421	407	423
Heavy Oil	119	125	132	138

Total	526	546	539	561

PRICE REALIZATIONS GUIDANCE
	Quarter 3		Full Year
	Low	High	Low	High
Oil and bitumen - % of WTI
U.S.	88%	98%	88%	98%
Canada	58%	68%	53%	63%
NGL - realized price	$12	$15	$13	$16
Natural gas - % of Henry Hub	75%	85%	76%	86%

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

OTHER GUIDANCE ITEMS

	Quarter 3		Full Year
($ millions, except %)	Low	High	Low	High
Marketing & midstream operating profit	$225	$245	$900	$950
Lease operating expenses	$360	$410	$1,500	$1,600
General & administrative expenses	$150	$170	$630	$690
Production and property taxes	$65	$75	$275	$325
Depreciation, depletion and amortization	$375	$425	$1,550	$1,650
Other operating items	$10	$20	$40	$50
Net financing costs	$125	$135	$485	$535
Current income tax rate	5.0%	15.0%	5.0%	10.0%
Deferred income tax rate	20.0%	30.0%	20.0%	30.0%

Total income tax rate	25.0%	45.0%	25.0%	40.0%

Net earnings attributable to noncontrolling interests	$10	$20	$50	$100

CAPITAL EXPENDITURES GUIDANCE

	Quarter 3		Full Year
(in millions)	Low	High	Low	High
Exploration and production	$550	$600	$1,900	$2,200
Capitalized G&A	55	65	200	250
Capitalized interest	15	20	60	90
Other	10	20	25	50

Devon capital expenditures (1)	$630	$705	$2,185	$2,590

(1)	Excludes capital expenditures related to EnLink.

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

Oil Commodity Hedges

	Price Swaps		Price Collars
Period	Volume (Bbls/d)	Weighted Average Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)
Q3-Q4 2017	78,914	$54.00	69,750	$45.59	$57.75
Q1-Q4 2018	15,292	$51.19	22,421	$45.96	$55.96

Oil Basis Swaps

Period	Index	Volume (Bbls/d)	Weighted Average Differential to WTI ($/Bbl)
Q3-Q4 2017	Western Canadian Select	85,114	$(14.46)
Q1-Q4 2018	Western Canadian Select	48,036	$(15.04)
Q3-Q4 2017	Midland Sweet	20,000	$(0.41)

Natural Gas Commodity Hedges

	Price Swaps		Price Collars
Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Floor Price ($/MMBtu)	Weighted Average Ceiling Price ($/MMBtu)
Q3-Q4 2017	237,500	$3.24	437,500	$3.03	$3.42
Q1-Q4 2018	120,107	$3.13	87,070	$3.09	$3.41

Devon’s oil derivatives settle against the average of the prompt month NYMEX West Texas Intermediate futures price. Devon’s natural gas derivatives settle against the Inside FERC first of the month Henry Hub index. Commodity hedge positions are shown as of July 27, 2017.